UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On December 5, 2006, Duke Realty Corporation (the “Company”), the sole General Partner of Duke Realty Limited Partnership (the “Partnership”), announced that it had partnered with affiliates of two investment funds managed by Eaton Vance Management (“Eaton Vance”), a wholly owned subsidiary of Eaton Vance Corporation, to form two new joint ventures, Quantico Real Estate LLC (“Quantico”) and Lafayette Real Estate LLC (“Lafayette,” and, together with Quantico, the “Joint Ventures”).

On December 5, 2006, the Partnership entered into (i) a Contribution Agreement (the “Quantico Agreement”) with Quantico and Belbrook Realty Corporation, an affiliate of an investment fund managed by Eaton Vance, and (ii) a Contribution Agreement (the “Lafayette Agreement”), with Lafayette and Belcrest Realty Corporation, an affiliate of an investment fund managed by Eaton Vance (the Contribution Agreements described in the immediately preceding subparagraphs (i) and (ii), together, the “Contribution Agreements”). Pursuant to the Quantico Agreement, the Partnership agreed to cause WTM Master Building, LLC (“WTM”), a wholly owned subsidiary, to contribute membership interests in the various wholly owned property owners in Westfields Business Center and TransDulles Center to Quantico. Pursuant to the Lafayette Agreement, the Partnership agreed to contribute, and agreed to cause WTM to contribute, membership interests in the various wholly owned property owners in Mark Center to Lafayette. The Quantico Agreement and the Lafayette Agreement contemplate future phases of closings for those properties in Westfields Business Center and Mark Center that are subject to loans and require lender consent to the transactions. No properties in TransDulles Center are subject to loans.

Subject to the satisfaction of certain conditions, including, without limtiation, the assumption of loans related to the underlying properties, the Partnership will contribute to the Joint Ventures a total of 18 office buildings and 13 light industrial buildings, representting approximately 2.8 million square feet, for an initial value of $680 million. The ratio of the net contributions made by Eaton Vance to the Joint Ventures, to the net contributions made by the Partnership to the Joint Ventures, will be 70%/30%.

In addition, an entity managed by Eaton Vance has rights of first offer to acquire future developments by the Partnership on the undeveloped land in the parks where the assets that are the subject of the Contribution Agreements are located. Neither the Partnership nor the Company, nor any affiliates of the Partnership or the Company, had a material relationship with Eaton Vance prior to the formation of the Joint Ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 11, 2006